Exhibit 10.4

SHARE TRANSFER AGREEMENT

THIS AGREEMENT dated for reference the ____ day of July, 2004

AMONG:

E-COM TECHNOLOGIES INC., a Nevada company whose address is Suite 1925, 200 Burrard Street, Vancouver, British Columbia, V6C 3L6 Canada

(hereinafter called “E-Com”)

OF THE FIRST PART

AND:

FORT SCOTT ENERGY CORP., a Nevada company whose address is 5548 Parthenon Place, West Vancouver, British Columbia, V7W 2V7 Canada

(hereinafter called “Fort Scott”)

OF THE SECOND PART

WITNESSES THAT WHEREAS:

A.     Fort Scott is the registered and beneficial owner of all of the outstanding shares in the capital of Frontier Exploration Ltd. (the “Company”); and

B.     Pursuant to the terms of an Assignment Agreement dated July ___, 2004 between Fort Scott and E-com (the “Assignment Agreement”), Fort Scott has agreed to transfer to E-Com all of the issued and outstanding shares in the capital of the Company (the “Shares”) on the terms and conditions hereinafter set forth.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), and in consideration of the sum of TEN DOLLARS of lawful money of the United States now paid by E-Com to Fort Scott (the receipt and sufficiency of which is hereby acknowledged by the Indemnifier), the parties covenant and agree each with the others as follows:

1.       WARRANTIES AND REPRESENTATIONS

1.1      Fort Scott warrants and represents to E-Com with the intent that E-Com will rely thereon in entering into this Agreement and in concluding the transfer contemplated herein, that:

(a)	Fort Scott is the registered and beneficial owner of the Shares;

(b)	the Shares are validly issued and outstanding as fully paid and non-assessable in the capital of the Company and are free and clear of all liens, charges and encumbrances;

(c)	Fort Scott has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares to E-Com; and

(d)	no person, firm, corporation or entity of any kind has or will have on or after the Closing Date any agreement, right or option, consensual or arising by law, present or future, contingent, pre-emptive or absolute, or capable of becoming an agreement, right or option:

(i)	to require the Company to issue any further or other shares in its capital or any other security or interest convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

(ii)	for the issue or allotment of any of the authorized but unissued shares in the capital of the Company;

(iii)	to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company; or

(iv)	to purchase or otherwise acquire any shares in the capital of the Company.

1.2      E-Com warrants and represents to Fort Scott with the intent that Fort Scott will rely thereon in entering into this Agreement and in concluding the transfer herein, that E-Com:

(a)	is a company duly incorporated in the State of Nevada and is in good standing; and

(b)	has the corporate capacity to enter into this Agreement and has taken the necessary steps to authorize the execution thereof.

2.      SHARE TRANSFER

2.1      On the basis of the warranties and representations of Fort Scott set forth in clause 1.1 of this Agreement and subject to the terms and conditions of this Agreement and the Assignment Agreement, E-Com agrees to acquire from Fort Scott and Fort Scott agrees to transfer to E-Com the Shares on the Closing Date (hereinafter defined).

3.       CONDITIONS

3.1      The obligation of E-Com to carry out the terms of this Agreement and to complete the transfer referred to in clause 2.1 hereof is subject to the following conditions:

(a)	that on the Closing Date the warranties and representations of Fort Scott as set forth in clause 1.1 of this Agreement will be true in every particular as if such warranties and representations had been made by Fort Scott on the Closing Date; and

(b)	that on the Closing Date Fort Scott will have delivered to E-Com, the following documents:

(i)	a Directors Resolution of Fort Scott authorizing the transfer of the Shares to E-Com;

(ii)	share certificates representing the Shares, duly endorsed by Fort Scott for transfer to E-Com;

(iii)	new share certificates representing the Shares, issued in the name of E-Com;

(iv)	all of the consents and approvals in writing necessary to the transfer contemplated herein; and

(v)	all other documents and instruments as E-Com may reasonably require.

3.2      This is a valid and binding Agreement, whether or not the foregoing conditions are satisfied; however, the obligation of E-Com to complete the transfer is subject to waiver or satisfaction of these conditions precedent. The conditions set forth in clause 3.1 of this Agreement are for the exclusive benefit of E-Com and may be waived by E-Com in writing in whole or in part on or before the Closing Date, but save as so waived, the completion of the transfer referred to in clause 2.1 hereof by E-Com will not prejudice or affect in any way the rights of E-Com in respect of the warranties and representations of Fort Scott as set forth in clause 1.1 of this Agreement, and the said warranties and representations will survive the Closing Date.

4.       CLOSING DATE

4.1      The Closing Date shall occur on (A) the date that the Debt and all amounts due and owing thereunder, as evidenced by the Convertible Debenture and Promissory Note established by the Assignment Agreement, has been paid in full by E-Com or has been converted by Fort Scott, pursuant to the terms of the Assignment Agreement; or (B) such other date as the parties hereto may agree in writing.

5.       NOTICE

5.1      Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered, sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy or sent by prepaid registered mail, addressed to the applicable party at its address indicated on the first page of this Agreement or to such other address as any party may specify by notice in writing to the other. Any notice delivered on a Business Day will be deemed conclusively to have been effectively given on the date notice was delivered and any notice given by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed conclusively to have been given on the date of such transmission. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third Business Day after posting, but if at the time of posting or between the time of posting and the fifth Business Day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.        GENERAL PROVISIONS

6.1       Time is of the essence of this Agreement.

6.2      The parties will execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

6.3      This Agreement is the whole agreement between the parties hereto in respect of the transfer contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement.

6.4      This Agreement will enure to the benefit of and be binding upon the parties hereto, and their respective heirs, administrators, executors, successors and assigns.

6.5      This Agreement will be governed by and construed in accordance with the laws of State of Nevada, and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of Nevada in any proceeding hereunder.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed under seal and delivered this ___________ day of _________________, 2004.

E-COM TECHNOLOGIES INC.

Per: /s/ Donald Sharpe
Authorized Signatory

FORT SCOTT ENERGY CORP.

Per: /s/ Richard Coglon
Authorized Signatory